SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   FORM 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


      Date of Report (Date of earliest event reported) December 1, 1998
                                                       ----------------

                    Paine Webber Growth Properties Two LP
                    -------------------------------------
            (Exact name of registrant as specified in its charter)

     Delaware                       0-12085                      04-2798594
--------------------------------------------------------------------------------
(State or other jurisdiction)    (Commission                  (IRS Employer
        of incorporation          File Number)              Identification No.)



265 Franklin Street, Boston, Massachusetts                            02110
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code (617) 439-8118


            (Former name or address, if changed since last report)

                                   FORM 8-K
                                CURRENT REPORT

                    PAINE WEBBER GROWTH PROPERTIES TWO LP

ITEM 2 - Disposition of Assets

      The Portland Center Apartment and Office Complex, Portland, Oregon

   Disposition Dates - December 1, 1998

      On December 1, 1998, Oregon Portland Associates, a joint venture in which the Partnership has an interest, sold the property known as the Portland Center Apartments and Office Complex, located in Portland, Oregon, to EQR-Portland Center, L.L.C. ("EQR"), the designated assignee of the Partnership's co-venture partner. The Partnership had executed a purchase and sale agreement with an unrelated third party which was then presented to the co-venture partner under the right of first refusal provision of the joint venture agreement. Under the terms of the joint venture agreement, the partner then had 30 days to decide whether to agree to buy the property at the price and on the terms offered by the prospective purchaser, or to waive its first refusal right and agree to a sale to the prospective buyer. On June 12, 1998, the co-venture partner notified the Partnership that it would be exercising its right to buy the property. At closing, the co-venturer assigned its purchase rights to EQR. Portland Center was sold for $48,950,000. The joint venture received net proceeds of approximately $29,252,000 from the sale after receiving credits for proration adjustments of approximately $290,000 and net working capital of approximately $2,705,000 and after deducting closing costs of approximately $396,000, the assumption of the existing first mortgage note of $22,165,000 and accrued interest of approximately $132,000. From the net sale proceeds, the joint venture will be obligated to pay a tax to the city of Portland of approximately $370,000. The remainder of the net proceeds will be split between the Partnership and its co-venture partner in accordance with the joint venture agreement with the co-venturer receiving approximately $360,000 and the Partnership receiving approximately $28,500,000. The Partnership will distribute the net proceeds from the sale of Portland Center, along with the remaining Partnership cash reserves after the payment of all liquidation-related expenses, after receiving final documentation from the Department of Housing and Urban Development (HUD) for the sale and related assumption of the HUD-insured first mortgage loan which is secured by Portland Center.

      As previously reported, the Partnership had been focusing on a near-term sale of the Portland Center property, the Partnership's only remaining real estate asset, to be followed by the liquidation of the Partnership. The property was extensively marketed during the first and second quarters of fiscal 1998 resulting in 13 offers to purchase the property, most of which were at a sale price substantially in excess of the property's most recent independent appraised value. The prospective purchasers were then asked to submit their best and final offers which resulted in final offers from seven prospective buyers. The Partnership then completed an evaluation of the seven final offers, as well as the relative strength of the prospective purchasers, and selected one of the offers. On November 25, 1997, the Partnership executed a purchase and sale agreement with a prospective buyer. During the fourth quarter of fiscal 1998, the prospective buyer decided to terminate the purchase and sale agreement and discontinued its efforts to acquire the property. The Partnership subsequently re-opened discussions with the other prospective purchasers who had previously submitted best and final offers. Following negotiations, the Partnership selected an offer from one of these prospective buyers and signed a purchase and sale agreement. Because the Partnership's joint venture agreement gave the co-venture partner a right of first refusal to purchase the property, this purchase and sale agreement was then submitted to the partner for its review. As noted above, the co-venturer opted to exercise its right of first refusal and then assigned its right to purchase the property to a third party at closing. Because the buyer assumed the existing HUD-insured mortgage loan secured by the property, the sale transaction must be approved by HUD. The Partnership is currently awaiting receipt of the final approval from HUD for the loan assumption. Such approval is not expected to be received for a period of between 90 and 120 days. The Partnership expects to complete an orderly liquidation immediately after receiving this formal approval.

                                   FORM 8-K
                                CURRENT REPORT

                    PAINE WEBBER GROWTH PROPERTIES TWO LP



ITEM 7 - Financial Statements and Exhibits

   (a)   Financial Statements:  None

   (b)   Exhibits:

   (1)Real Estate Purchase Agreement between Oregon Portland Associates and Harsch Investment Corp, dated May 11, 1998.

   (2)Notice Letter to Libra Portland Partners by Paine Webber Growth Properties Two LP, dated May 12, 1998.

   (3)Exercise of Right of First Refusal to Purchase Portland Center Apartments by Libra Portland Partners, dated June 11, 1998.

   (4)Amendment of Purchase Agreement by Paine Webber Growth Properties Two LP, dated July 8, 1998.

   (5)Letter regarding amendment to Purchase Agreement between Paine Webber Growth Properties Two LP and Libra Portland Partners dated November 24, 1998.

   (6)Oregon Special Warranty Deed between Oregon Portland Associates and EQR-Portland Center L.L.C., dated December 1, 1998.

   (7)Bill of Sale by Oregon Portland Associates to EQR-Portland Center L.L.C., dated December 1, 1998.

   (8)Assignment and Assumption of Leases by Oregon Portland Associates to EQR-Portland Center L.L.C., dated December 1, 1998.

   (9)General Assignment and Assumption by Oregon Portland Associates to EQR-Portland Center L.L.C., dated December 1, 1998.

  (10)Release and Assumption Agreement by and between Oregon Portland Associates, EQR-Portland Center L.L.C., and Reilly Mortgage Group, Inc., dated December 1, 1998.

  (11)Rider  to  Release  and  Assumption   Agreement  between  Oregon  Portland
      Associates and EQR-Portland Center L.L.C., dated December 1, 1998.

  (12)Consent by General Partners of Oregon Portland Associates by and between Paine Webber Growth Properties Two LP and LIBRA Portland Partners dated December 1, 1998.

  (13)Closing Statement between Oregon Portland Associates and EQR-Portland Center L.L.C., dated December 1, 1998.

                                   FORM 8-K
                                CURRENT REPORT

                    PAINE WEBBER GROWTH PROPERTIES TWO LP




                                    SIGNATURE



      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                    PAINE WEBBER GROWTH PROPERTIES TWO LP
                    -------------------------------------
                                 (Registrant)


                              By:  Second PW Growth Properties, Inc.


                            By: /s/ Walter V. Arnold
                                --------------------
                                Walter V. Arnold
                                Senior Vice President and
                                Chief Financial Officer







Date:  December 16, 1998

                         REAL ESTATE PURCHASE AGREEMENT

                                     between

                           OREGON PORTLAND ASSOCIATES
                                    as Seller

                                       and

                             HARSCH INVESTMENT CORP.
                                  as Purchaser

                                       of

                           PORTLAND CENTER APARTMENTS
                                Portland, Oregon

                        REAL ESTATE PURCHASE AGREEMENT

                 PORTLAND CENTER APARTMENTS, PORTLAND, OREGON

                                Table of Contents
                                                                          Page

1.    Property Identification................................................4

2.    Purchase Price.........................................................5

3.    Deposit................................................................6

4.    Title Matters..........................................................6
      4.1   Title Commitment and Survey......................................6
      4.2   Condition of Title...............................................7

5.    Confidentiality........................................................8

6.    Termination of Property Contracts......................................8

7.    Conditions Precedent, Casualty Damage or Condemnation..................8
      7.1   Purchasers Conditions............................................8
      7.2   Seller's Conditions Precedent....................................9
      7.3   Risk of Loss....................................................10
      7.4   Condemnation....................................................10

8.    Leasing and other Activities Prior to Closing.........................11
      8.1   Leasing.........................................................11
      8.2   Property Contracts..............................................11
      8.3   Maintenance and Operation.......................................11

9.    Representations, Warranties and Covenants.............................11
      9.1   Seller's Representations........................................11
      9.2   Seller; Seller's Knowledge......................................12
      9.3   Purchasers Representations......................................12
      9.4   Property Conveyed As Is.........................................13
      9.5   Hazardous Materials.............................................14

10.   Closing...............................................................15
      10.1  Closing Date....................................................15
      10.2  Seller's Deliveries.............................................15
      10.3  Purchasers Deliveries...........................................16
      10.4  Costs and Prorations............................................17
      10.5  Possession......................................................19

11.   Real Estate Commissions...............................................19

12.   Termination and Default...............................................20
      12.1  Termination by Purchaser........................................20
      12.2  Purchasers Default..............................................20
      12.3  Seller's Default................................................20

13.   Communications with Seller............................................20

14.   Right of First Refusal and Seller's Right to Terminate................20

15.   Lender and HUD Approval...............................................21

16.   General Escrow Provisions.............................................22

17.   Miscellaneous.........................................................24
      17.1  Entire Agreement................................................24
      17.2  Binding On Successors and Assigns...............................24
      17.3  No Assignment by Purchaser......................................24
      17.4  Waiver..........................................................24
      17.5  Governing Law...................................................24
      17.6  Counterparts....................................................24
      17.7  Notices.........................................................25
      17.8  Attorneys' Fees.................................................25
      17.9  IRS Real Estate Sales Reporting.................................25
      17.10 Time Periods....................................................25
      17.11 Modification of Agreement.......................................25
      17.12 Further Instruments.............................................25
      17.13 Descriptive Headings............................................26
      17.14 Time of the Essence.............................................26
      17.15 Business Day....................................................26
      17.16 Construction of Agreement.......................................26
      17.17 STATUTORY DISCLOSURE PURSUANT TO ORS 93.040.....................26
      17.18 JURY TRIAL WAIVER...............................................26

18.   1031 Exchange.........................................................26

19.   Increase in Purchase Price............................................27

      THIS REAL ESTATE PURCHASE AGREEMENT (this Agreement) is entered into as of May 11, 1998, by and between OREGON PORTLAND ASSOCIATES, an Oregon general partnership (the Seller), with an address care of PaineWebber Growth Properties Two LP, 265 Franklin Street, 16th Floor, Boston, Massachusetts 02110, and Harsch Investment Corp., an Oregon corporation (the Purchaser), with an address at 1121 S.W. Salmon Street, Portland, Oregon 97205.


1. Property Identification. Subject to the terms and provisions hereof, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller:

     (a) All of the land described on Exhibit A attached hereto, together with all privileges, rights, easements, and appurtenances belonging to such land and all right, title and interest (if any) of Seller in and to any streets, alleys, passages, and other rights-of-way or appurtenances included in, adjacent to or used in connection with such land and all right, title and interest (if any) of Seller in all mineral and development rights appurtenant to such land (collectively, the Land).

     (b) All buildings, structures and other improvements situated upon the Land and all fixtures, systems and facilities owned by Seller and located on the Land (collectively, the Improvements).

     (c) All furniture, equipment, machinery, inventories, supplies, signs and other tangible personal property of every kind and nature, if any, owned by Seller and installed, located at and used in connection with the operation of the Land or Improvements (the Personal Property).

     (d) All of Seller's rights in all leases and other occupancy agreements covering any portion of the Land or Improvements (the Leases) including Seller's rights to unapplied security deposits under Leases (the Tenant Deposits).

     (e) All of Seller's right, title and interest, if any, in all intangible assets of any nature relating to the Land, the Improvements or the Personal Property, including, without limitation, all of Seller's right, title and interest in all (i) warranties and guaranties relating to the Improvements or Personal Property in the possession of Seller, (ii) all licenses, permits and approvals relating to the Land or the Improvements, (iii) all logos and trade names currently used by Seller exclusively in the operation of the Land and Improvements, including the use of the name Portland Center Apartments, (iv) software licensed for use in the management of the Real Property, and
          (v) all plans and specifications, in each case to the extent that Seller may legally transfer the same (collectively, the Intangible Property).

     (f) All of Seller's rights, if any, in the contracts listed on Exhibit B attached hereto, being all service, supply and equipment rental contracts affecting the Land or Improvements (the Property Contracts), to the extent Seller is entitled to transfer the same to Purchaser and Purchaser does not elect to have Seller terminate them in accordance with Section 6 below.

      The Land and Improvements are hereinafter sometimes referred to collectively as the Real Property and the Real Property, Personal Property, Leases, Tenant Deposits, Intangible Property and Property Contracts are hereinafter sometimes referred to collectively as the Property.

2. Purchase Price. The purchase price for the Property (the Purchase Price) shall be Fifty Million Dollars ($50,000,000). The Purchase Price, subject to adjustment as provided herein, shall be paid on the Closing Date (as defined below) in the following manner:

            (a) Purchaser shall assume the payment of the existing principal balance as of the Closing Date (the Loan Principal Balance), and the payment of interest accruing thereon from and after the Closing Date, of that certain loan (the Loan) encumbering the Property evidenced by a Mortgage Note dated December 7, 1993 (the Note) issued by Seller in favor of American Capital Resources, Inc. (as subsequently assigned by mesne assignments to Reilly Mortgage Group, Inc.) (the Lender) in the original principal amount of $23,021,300 and shall agree to perform, assume and observe all obligations of the Seller under the documents evidencing, relating to or securing the Loan (the Note and all such documents evidencing, relating to or securing the Loan are herein collectively called the Loan Documents). The Note is insured under Section 207 of the National Housing Act, administered by U.S. Department of Housing and Urban Development (HUD). Purchaser shall make application to Lender and HUD for approval of the transfer of the Property and assumption of the Loan by Purchaser in the manner described in Section 15.

            (b) The remainder of the Purchase  Price (the Cash  Balance),  being
      (i) the Purchase Price less (ii) the Loan Principal Balance assumed by Purchaser as of the Closing Date, less (iii) the Deposit (as defined in Section 3 below), shall be paid to Seller by Purchaser in United States dollars by wire transfer of federal funds.

            (c) In addition to the Purchase Price, the Seller shall receive a credit at Closing for all tax escrows, replacement reserves, insurance escrows and other reserves held pursuant to the Loan Documents or HUD requirements with respect to the Loan, in each case to the extent that such escrows or reserves are assigned to Purchaser (or continued to be held by Lender for Purchasers account) upon the Closing.

3. Deposit. Concurrent with Purchasers execution and delivery of this Agreement, Purchaser shall deliver to Seller a letter of credit (the Letter of Credit), issued by an institution acceptable to Seller and in the form attached hereto as
Exhibit I, in the amount of Two Million Seven Hundred Fifty-Three Thousand Seven Hundred Eight Dollars ($2,753,708). Within two (2) Business Days following Seller's delivery of notice to Purchaser that Libra has waived its right of first refusal, as more particularly described in Section 14, Purchaser shall deliver via federal wire transfer to the Portland, Oregon office of Chicago
Title Insurance Company, as escrow agent (in such capacity, Escrow Agent) the amount of $2,753,708 (the Deposit), upon which Seller shall redeliver the Letter of Credit to Purchaser. If Seller shall give notice of Libra's waiver of its right of first refusal and Purchaser shall fail to deliver the Deposit to Escrow Agent within the aforesaid two (2) Business Day period, then Seller shall be entitled immediately and without further authorization to draw upon the Letter of Credit the amount of $2,753,708 which amount shall be deposited with the Escrow Agent and held for all purposes as the Deposit hereunder. If Seller shall terminate this Agreement on account of Libra's exercise of its right of first refusal pursuant to Section 14, Seller shall immediately return the Letter of Credit to Purchaser. The Deposit shall be held by Escrow Agent in a segregated interest-bearing account. The Deposit (including any interest earned thereon) shall be applied to the Purchase Price if the Closing occurs. In the event that the Closing does not occur by the Closing Date (defined below), interest on the Deposit shall be paid to the party entitled to receive the Deposit in accordance with the terms of this Agreement.

4.    Title Matters

      4.1 Title Commitment and Survey. Purchaser has received and approved (i) the commitment for an owners policy of title insurance (the Title Commitment), in the amount of the Purchase Price, issued by Chicago Title Insurance Company (the Title Company) dated as of April 21, 1998, and (ii) a copy of Seller's existing survey of the Property updated to November 23, 1993 and the accompanying Surveyors Report dated as of November 24, 1993, both prepared by W.B. Wells and Associates, Inc. (collectively, the Survey). Purchaser shall be responsible for obtaining, if Purchaser elects, and at Purchasers own expense, an update of the Survey.

      4.2 Condition of Title. As used herein, the term Permitted Exceptions means:

            (a)   Provisions of existing building and zoning laws;

            (b) Such taxes for the then current year as are not due and payable prior to the Closing Date (taxes to be prorated as of the Closing Date pursuant to Section 10.4);

            (c) Any liens for municipal betterments assessed after the date of this Agreement, except for such amounts as are due and payable prior to Closing (payments on account of municipal betterments to be prorated as of the Closing Date pursuant to Section 10.4);

            (d) All matters shown on Schedule B of the Title Commitment (but excluding therefrom Exceptions 18 through 24);

            (e) All matters reflecting the existence or terms of Leases shown on the Rent Roll (as defined in Section 9.1 below) or entered into in accordance with Section 8.1 below;

            (f)   the Loan;

            (g)   any matters shown on the Survey or any updated Survey; and

            (h) All matters, whether or not of record, to the extent caused by Purchaser or its agents, representatives or contractors.

      All Seller Encumbrances will be satisfied by Seller on or prior to the Closing Date or, if not so satisfied, shall be satisfied at Closing out of the proceeds otherwise payable to Seller. As used herein, the term Seller Encumbrance shall mean (i) any mortgage or deed of trust or other lien voluntarily granted or expressly assumed by Seller and encumbering the Property (but explicitly excluding the mortgage and related liens securing the Loan), or
(ii) any and all mechanics or suppliers liens encumbering the Property arising from work performed or materials furnished at the Property by or on behalf of Seller.

      If between the date of the Title Commitment and the Closing (as defined below), title to the Real Property becomes encumbered by any matter (including, without limitation, an attachment) which does not constitute a Permitted Exception or a Seller Encumbrance, Seller shall have no obligation to cause such encumbrance to be removed and, unless such encumbrance is removed (by bonding or otherwise) to Purchasers reasonable satisfaction prior to Closing, Purchaser shall have the option exercisable on or prior to the Closing Date either (x) to close and accept title subject to such encumbrance or (y) to terminate this Agreement based upon the existence of such encumbrance by giving written notice of termination to Seller on or prior to the Closing Date, in which case the Deposit shall be returned immediately to Purchaser and neither party shall have any further obligation or liabilities under this Agreement except as otherwise stated in this Agreement.

5. Confidentiality. Neither Seller nor Purchaser shall make any public announcement with respect to the purchase and sale of the Property without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that: (i) the use of the name of the Seller or the partners comprising the Seller or any of their respective owners or affiliates shall be subject to Seller's approval in its sole and absolute discretion; and
(ii) no such announcement shall: (y) be made unless the Closing has occurred; or
(z) make any reference to the Purchase Price or other material terms of this Agreement except to the extent that the same are a matter of public record or available to the public generally. Nothing contained herein shall be deemed to prohibit Purchaser from making disclosures on a need-to-know basis to prospective lenders or consultants in connection with Purchasers purchase of the Property or in connection with Purchasers approval process with HUD and the Lender as described in Section 15, or as otherwise required by law or any governmental authority having jurisdiction.

6. Termination of Property Contracts. Within thirty (30) days of Seller's delivery to Purchaser of copies of the Property Contracts, Purchaser shall notify Seller of any Property Contract which Purchaser wishes Seller to terminate prior to the Closing. With the exception of Seller's management agreement for the Property and any employment agreements between Seller and employees at the Property (collectively, the Management Agreement), which agreements Seller shall terminate as of the Closing, Seller shall have no obligation to terminate any Property Contract as to which Purchaser does not send such notice. If any Property Contract is not terminable according to its terms prior to the Closing Date without the payment of a premium or fee as the result of such termination, then Seller shall, if requested by Purchaser, give notice of termination prior to Closing in accordance with the terms of such Property Contract (such termination to be effective on the earliest date as of which no early termination premium or fee would be incurred), and Seller shall thereafter have no obligation with regard to the termination of such Property Contract.

7.    Conditions Precedent, Casualty Damage or Condemnation

      7.1 Purchasers Conditions Precedent. In addition to any other conditions precedent in favor of Purchaser as may be set forth elsewhere in this Agreement, Purchasers obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 7.1 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or in part only by written notice of such waiver from Purchaser to Seller.

            (a) Seller performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Seller prior to or at the Closing.

            (b) The willingness of the Title Company, upon payment of the applicable premium therefor and performance by Purchaser of its obligations under this Agreement, to issue an ALTA extended coverage Owners Policy of Title Insurance, Form ALTA (1992), dated the date and time of the recording of the Deed (as defined in Section 10.2(a) below) in an amount not less than the Purchase Price, insuring Purchaser as owner of fee simple title to the Real Property, subject only to the Permitted Exceptions.

            (c) The full assumption of the Loan by Purchaser shall have received preliminary approval from HUD and the Lender, and all conditions for the effectiveness of such assumption (but for the Closing) shall have been met pursuant to Section 15.

            (d) On the Closing Date, all of the representations of Seller set forth in this Agreement shall continue to be true, accurate and complete.

      Notwithstanding the foregoing, if the conditions set forth in Sections 7.1(a)-(d) or any other condition of Closing (other than an obligation of Purchaser under Section 7.2 below) shall not have been fulfilled on or before the Closing Date, Seller shall have the right (in its sole discretion), exercisable by written notice to Purchaser at or before the Closing, to extend the Closing Date for a period of up to forty-five (45) days to provide additional time for the fulfillment of such conditions. Upon any such extension, the term Closing Date as used herein shall mean the date set forth in such written notice from Seller. If Purchasers conditions as set forth in this
Section 7.1 have not been met as of the Closing Date (as the same may be extended as aforesaid) then Purchaser shall have the right to terminate this Agreement by written notice to Seller, and upon receipt of such notice Seller shall direct the Escrow Agent to return the Deposit to Purchaser and this Agreement shall thereupon terminate and be of no further force or effect.

      7.2 Seller's Conditions Precedent. In addition to any other conditions precedent in favor of Seller as may be set forth elsewhere in this Agreement, Seller's obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 7.2 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or part only by written notice of such waiver from Seller to Purchaser.

            (a) Purchaser performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Purchaser prior to or at the Closing.

            (b) On the Closing Date, all of the representations of Purchaser set forth in this Agreement shall continue to be true, accurate and complete.

            (c) The full assumption of the Loan by Purchaser shall have received preliminary approval from HUD and the Lender, and all conditions for the effectiveness of such assumption (but for the Closing) shall have been met pursuant to Section 15.

      7.3 Risk of Loss. In the event all or a portion of the Improvements should be damaged or destroyed by fire or other casualty prior to Closing such that Seller's reasonable estimate of the cost to repair the same (based upon the written estimate of a licensed contractor reasonably acceptable to Purchaser) exceeds Five Hundred Thousand Dollars ($500,000), then Purchaser may, at Purchasers option, elect to either:

            (a)  terminate  this  Agreement and receive back the Deposit (if the
      Deposit  shall  have   theretofore  been  delivered  to  Escrow  Agent  by
      Purchaser); or

            (b) close the transaction contemplated by this Agreement.

      If Seller's reasonable estimate of the cost of repairs is less than or equal to $500,000, or if Purchaser elects to proceed pursuant to Section 7.3(b), Purchaser shall purchase the Property in accordance with the terms hereof except that (y) the Purchase Price shall be reduced by the amount of any applicable insurance deductible with respect to any damage or destruction of the Improvements by fire or other casualty and the amount of any repair costs not covered by insurance proceeds as a result of Seller's self-insurance or resulting from an uninsured casualty (provided that the total of such amounts together with insurance proceeds assigned to Purchaser shall not exceed the amount Purchaser and Seller reasonably agree shall be necessary to repair the damage) and (z) Seller shall assign to Purchaser at Closing all insurance proceeds payable on account of such damage (subject to the terms of the Loan Documents and the rights therein of the Lender to any insurance proceeds and subject to reduction for the cost of repairs undertaken by Seller prior to Closing). Purchaser shall be deemed to have terminated this Agreement pursuant to Section 7.3(a) unless, within ten (10) Business Days from notice of such casualty and receipt of Seller's estimate of the cost of repairs, Purchaser provides Seller with written notice that Purchaser elects to purchase the Property pursuant to Section 7.3(b).

      7.4 Condemnation. In the event that all or a material portion of the Real Property should be condemned or becomes the subject of condemnation proceedings or a threat of condemnation proceedings prior to the Closing such that Seller's reasonable estimate of the loss of value as a result thereof exceeds $500,000, or access to parking at the Real Property is materially and permanently impaired, in any such case Purchaser may, at Purchasers sole option, elect either to:

            (a)   terminate this Agreement and receive back the Deposit; or

            (b) close the transaction contemplated by this Agreement.

      In all other  cases,  or if  Purchaser  elects to  proceed  under  Section
7.4(b), Purchaser shall purchase the Property in accordance with the terms hereof (without reduction in the Purchase Price) and Seller shall assign to Purchaser at Closing all condemnation proceeds (not to exceed the amount of the Cash Balance) payable as a result of such condemnation. Purchaser shall be deemed to have terminated this Agreement pursuant to Section 7.4(a) unless, within ten (10) days of notice from Seller of the condemnation or condemnation proceedings or threat of condemnation proceedings, Purchaser provides Seller with written notice that Purchaser elects to purchase the Property pursuant to
Section 7.4(b).

8. Leasing and other Activities Prior to Closing.

      8.1 Leasing. During the pendency of this Agreement, Seller may enter into Leases with new tenants or modifications of Leases with existing tenants substantially in accordance with Seller's existing leasing practices, provided that in all events any new or modified Leases shall (i) be at or near market rent, (ii) be for a term of not more than one (1) year (with respect to residential Leases only) and (iii) on the Seller's current standard form of lease. Notwithstanding the foregoing, Seller agrees to obtain Purchasers prior written consent to any Leases that either (A) demise commercial space in excess of 2,000 square feet or (B) provide for a term in excess of one (1) year, which consent Purchaser agrees shall not be unreasonably withheld, and Purchasers consent shall be deemed to have been granted if Purchaser has not responded within five (5) Business Days following the submission of a proposed lease to Purchaser for approval.

      8.2 Property Contracts. Seller shall not, during the pendency of this Agreement, enter into any Property Contracts or modifications, renewals or terminations of any existing Property Contracts, in each case that would be binding upon Purchaser or the Property after Closing, without the written consent of Purchaser, which consent Purchaser agrees shall not be unreasonably withheld. If Purchaser disapproves any such request, then Purchasers notice shall specify the reasons for such disapproval.

      8.3 Maintenance and Operation. At all times prior to Closing, Seller shall continue (a) to maintain the Property in its current condition, reasonable wear and tear and damage by casualty excepted, including ordinary preparation for occupancy of residential units vacated prior to Closing, (b) to conduct business with respect to the Property in the same manner in which said business has been heretofore conducted and (c) to insure the Property substantially as is set forth in Exhibit C.

9.    Representations, Warranties and Covenants

      9.1 Seller's Representations. Except as otherwise disclosed in writing to Purchaser, Seller warrants and represents, to Seller's knowledge as of the date of this Agreement and as updated hereafter by Seller, that:

            (a) Legal Existence. Seller is a general partnership existing under the laws of the State of Oregon.

            (b)  Authority.  Subject to the right of first refusal  described in
      Section 14, Seller has full right, power and authority and is duly authorized to enter into this Agreement, to perform each of the covenants on its part to be performed hereunder and to execute and deliver, and to perform its obligations under all documents required to be executed and delivered by it pursuant to this Agreement and this Agreement constitutes the valid and binding obligation of Seller enforceable in accordance with its terms.

            (c) Consents. The consent of HUD and Lender in connection with the assumption of the Loan and transfer of the Property and the waiver of the right of first refusal described in Section 14 are the only consents required for Seller to perform the covenants of Seller set forth in this Agreement.

            (d) Leases. Seller has directed its manager to deliver or to make available to Purchaser (i) complete copies of all Leases and (ii) a rent roll in the form of Exhibit D (the Rent Roll), which, to Seller's knowledge, shall be true and correct in all material respects.

            (e) Property Contracts. Seller has caused its property manager to deliver or to make available copies of all Property Contracts which, to the best of Seller's knowledge, are all of the contracts and agreements to which Seller or property manager is a party and which materially affect the use or operation of the Property. Seller has not received any written notice or copy of notice of any default under any Property Contract or other such contract agreement that has not been cured or waived.

            (f) Litigation. There are no actions, suits, or proceedings pending or, to the knowledge of Seller, threatened, against or affecting the Seller or the Property that either (i) are not covered by applicable insurance or (ii) if determined adversely to Seller would materially affect the ownership or operation of the Property or Seller's ability to perform its obligations under this Agreement.

      9.2 Seller; Seller's Knowledge. Whenever a representation is made to Seller's knowledge, or a term of similar import, the accuracy of such representation shall be based solely on the actual knowledge of Celia Deluga (Deluga), without independent investigation or inquiry except for inquiry of Seller's property manager for the Property. Deluga is the employee of Seller who has had primary responsibility for the sale of the Property to Purchaser. Notwithstanding the foregoing, if, prior to the Closing, Purchaser obtains actual knowledge that any representation or warranty of Seller is inaccurate and Purchaser nonetheless proceeds with the Closing, Seller shall have no liability for any such matter regarding which Purchaser had actual knowledge prior to Closing.

      9.3   Purchaser's   Representations.   Purchaser   makes   the   following
representations and warranties to Seller:

            (a) Legal Existence and Authority. Purchaser is a duly formed, validly existing corporation under the laws of Oregon, is in good standing with the State of Oregon and is authorized to enter into this Agreement and consummate the transactions contemplated hereby; each of the individuals executing this Agreement on Purchasers behalf is authorized to do so, and this Agreement constitutes the valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms. Purchaser has the financial ability to pay the Purchase Price by (i) tendering the Cash Balance and (ii) assuming the Loan, and to perform the other covenants of Purchaser set forth in this Agreement.

            (b) Litigation. There are no actions, suits or proceedings pending or, to the knowledge of Purchaser, threatened, against or affecting Purchaser which, if determined adversely to Purchaser, would adversely affect its ability to perform its obligations hereunder.

            (c) Conflicts. Neither the execution, delivery or performance of this Agreement nor compliance herewith (a) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (1) the articles of organization, by-laws or other charter documents of Purchaser, (2) to Purchasers knowledge, any law or any order, writ, injunction or decree of any court or governmental authority, or (3) any agreement or instrument to which Purchaser is a party or by which it is bound or (b) results in the creation or imposition of any lien, charge or encumbrance upon its property pursuant to any such agreement or instrument;

            (d) Consents. Except for the approval by HUD and Lender of Purchasers assumption of the Loan as described in Section 15, no approval, consent, order or authorization of, or designation, registration or declaration with, any of the United States, the State of Oregon, any department, board, agency, office, commission or other subdivisions thereof, or any official thereof or any third party is required in connection with the valid execution and delivery of, and performance of the covenants of, this Agreement by Purchaser.

            (e) Taxpayer I.D. Purchasers taxpayer identification number is
      --------.

      9.4 Property Conveyed As Is. Other than as expressly set forth in Section 4 with respect to Purchasers review of title, Purchaser has heretofore completed its examination of the Property, and Seller hereby specifically disclaims any warranty, guaranty or representation, oral or written, past, present or future, of, as to, or concerning (a) the nature and condition of the Property, including, without limitation, the water, soil and geology or any other matter affecting the stability or integrity of the Real Property or the Improvements, and the suitability thereof and of the Property for any and all activities and uses which Purchaser may elect to conduct thereon, and the existence of any Hazardous Materials (as defined below) thereon, (b) the compliance of the Property with any law, rule, regulation or ordinance to which the Property is or may be subject, (c) except as provided in the Deed and Bill of Sale (as such terms are defined below), the condition of title to the Property or the nature and extent of any right of way, lease, license, reservation or contract, (d) the profitability or losses or expenses relating to the Property and the businesses conducted in connection therewith, (e) the value of the Property, (f) the existence, quality, nature or adequacy of any utility servicing the Property,
(g)  the  physical  condition  of  the  Property,  and  (h)  the  legal  or  tax consequences of this Agreement or the transactions contemplated hereby. Purchaser acknowledges that Seller has not made an independent investigation or verification of the accuracy or completeness of any documents, studies, surveys, information or materials which were prepared by parties other than Seller and which may have been reviewed by Purchaser, or made available to Purchaser, or the methods employed by the preparers of such items. Purchaser acknowledges that Purchaser has had a full and complete opportunity to conduct such investigations, examinations, inspections and analysis of the Property as Purchaser, in its sole and absolute discretion, determined. Purchaser expressly acknowledges that, in consideration of the agreements of Seller herein, and other than as expressly set forth in this Agreement, Seller makes no representations or warranties, express or implied, or arising by operation of law, including, but not limited to, any warranty of condition, habitability, merchantability, suitability or fitness for a particular purpose or otherwise.

      9.5 Hazardous Materials. Purchaser shall rely only upon Purchasers own investigations and inquiries with respect to all liability and risk with respect to the presence of Hazardous Materials (as hereinafter defined) in, on or around the Property. For purposes of this Agreement, the term Hazardous Materials shall mean any substance which is or contains: (i) any hazardous substance as now or hereafter defined in Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) or any regulations promulgated under CERCLA; (ii) any hazardous waste as now or hereafter defined in the Recourse Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.); (iv) gasoline, diesel fuel or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or nonfriable; (vi) polychlorinated biphenyls; (vii) radon gas; and (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under Environmental Requirements (as hereinafter defined) or the common law, or any other applicable law related to the Property. Hazardous Materials shall include, without limitation, any substance, the presence of which on the Real Property: (A) requires reporting, investigation or remediation under Environmental Requirements; (B) causes or threatens to cause a nuisance on the Real Property or adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Real Property or adjacent property; or (C) if emanated or migrated from the Real Property, could constitute a trespass. For purposes of this Agreement, the term Environmental Requirements shall mean all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders and decrees now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities or any other political subdivisions in which the Real Property is located and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Real Property, the Real Property or the use of the Real Property relating to pollution, the protection or regulation of human health, natural resources or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or waste or Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

10.0  Closing.

      10.1 Closing Date. Subject to the terms of this Agreement (including without limitation Seller's right to extend the Closing Date as provided in
Section  7.1 and Buyer's  right to extend the  Closing  Date as provided in this
Section 10.1), the Closing hereunder shall take place at the office of the Title Company, Pioneer Tower, Suite 930, 888 SW Fifth Avenue, Portland, Oregon at 10:00 a.m. local time, or through customary closing arrangements acceptable to Seller and Purchaser, in either case on the date (the Closing Date) that is the earlier of (i) ninety (90) days from the date of this Agreement or (b) seven (7) days following Purchasers receipt of the required consents of HUD and the Lender to the Purchasers assumption of the Loan as described in Section 15. If the Closing Date as so determined would occur on a date that is not a Business Day, then the Closing Date shall be the next succeeding Business Day. In the event that HUD and the Lender, through no fault or delay of the Purchaser, have not given preliminary approval to the sale of the Property to Purchaser and the assumption of the Loan by Purchaser (as contemplated by Section 15 of this Agreement) by the date that is ninety (90) days from the date of this Agreement, Seller and Purchaser agree that Purchaser, at its election and upon written notice to Seller on or before the scheduled Closing Date, may elect to extend the Closing Date for a period of thirty (30) days in order to obtain such preliminary approvals.

      10.2 Seller's Deliveries. At or prior to the Closing, Seller shall deliver or cause to be delivered, at Seller's sole expense pursuant to customary closing escrow arrangements reasonably satisfactory to Seller and Purchaser, each of the following items:

            (a) An Oregon special warranty deed with covenants as to acts of Seller only (the Deed) duly executed and acknowledged by Seller, substantially in the form attached hereto as Exhibit E, subject only to the Permitted Exceptions.

            (b) A duly executed and acknowledged original bill of sale and general assignment substantially in the form attached hereto as Exhibit F.

            (c) A duly executed and acknowledged original counterpart of an assignment and assumption of leases substantially in the form attached hereto as Exhibit G.

            (d) All Leases (with all amendments and modifications thereto) in Seller's possession or control relating to the Property, and an accounting of all Tenant Deposits.

            (e) All keys to all locks on the Property and all documents in the possession of Seller pertaining to tenants of the Property, including, but not by way of limitation, all applications, correspondence and credit reports relating to such tenants.

            (f) A non-foreign person affidavit in customary form sworn to by Seller as required by Section 1445 of the Internal Revenue Code.

            (g) Such evidence, certificates or documents as may be reasonably required by the Title Company relating to: (i) mechanics or suppliers liens; (ii) parties in possession; or (iii) the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the sale of the Property.

            (h) All Property Contracts and all other documents in the possession of Seller or its property manager relating to the operation of the Property including all permits, licenses, approvals, plans, specifications, surveys, guaranties and warranties.

            (i) A duly-executed original counterpart of a closing statement in accordance herewith.

            (j) A duly executed and acknowledged original counterpart of a general assignment and assumption substantially in the form attached hereto as Exhibit H.

            (k) The notice to tenants described in Section 10.5.

            (l) Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transaction which is the subject of this Agreement, including without limitation non-confidential records in the possession of or under the control of the Seller relating to the management of the Property.

      10.3 Purchasers Deliveries. At or prior to the Closing, Purchaser shall deliver the following items pursuant to customary closing escrow arrangements reasonably satisfactory to Seller and Purchaser:

            (a) By 11:00 a.m. Eastern Standard Time by wire transfer of immediately available federal funds, the Cash Balance of the Purchase Price, less the amount of the Deposit and as adjusted for the prorations provided for in this Agreement.

            (b) Duly executed and acknowledged original counterparts of Seller's deliveries 8.2 (c), (i) and (j).

            (c) Such evidence or documents as may reasonably be required by the Title Company evidencing the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of Purchaser in connection with the purchase of the Property.

            (d) Documents as may be required by HUD and/or Lender to evidence the assumption of the Loan by Purchaser.

            (e) Acknowledgment by Purchaser of Purchasers receipt from Seller of the Tenant Deposits.

            (f)  Such  other  documents  as  may  be  reasonably   necessary  or
      appropriate to effect the consummation of the transaction which is the subject of this Agreement.

      10.4  Costs and Prorations.

            (a) Closing Costs. Purchaser and Seller shall each pay their own legal fees related to the negotiation and preparation of this Agreement and all documents required to settle the transaction contemplated hereby. Seller shall pay all costs associated with (i) that portion of the title premium for the Owners Title Policy allocable to the cost of a standard coverage ALTA Owners policy, and (ii) all costs incurred in connection with title examination and preparation of the Title Commitment. Purchaser shall pay all costs associated with Purchasers evaluation of the Property, including the cost of appraisals, architectural, engineering, credit and environmental reports, and Purchaser shall pay (i) all costs allocable to preparation of the Survey, (ii) that portion of the premium for the Owners Title Policy allocable to the cost of extended coverage and any endorsements thereto, and (iii) all application costs and other fees or charges payable in connection with the assumption of the Loan by Purchaser. Purchaser and Seller shall each pay fifty percent (50%) of the costs of (i) any escrow charges; and (ii) all recording fees (other than to discharge Seller Encumbrances). All other purchase and sale closing costs shall be paid by Seller or Purchaser in accordance with the custom in the jurisdiction where the Property is located.

            (b) Prorations. The following shall be prorated between Seller and Purchaser as of the Closing Date:

                  (i) all real  estate  taxes and  installments  of  general  or special assessments on the Real Property and ad valorem taxes, if any, on the Personal Property based on the most recently ascertainable taxes. Seller shall be responsible for all such taxes and assessments that are allocable to any period prior to the Closing Date and Purchaser shall be responsible for all such taxes and assessments allocable to any period from and after the Closing Date; provided, however, that in no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Closing Date.

            If, for the fiscal tax year in which the Closing is held, or any prior year, there are any tax protests filed, or abatement application proceedings pending at any time prior to the Closing with reference to the Property, Seller have the right to settle such protests or proceedings in its sole and absolute discretion. All amounts recovered as a result thereof, whether by settlement or otherwise, shall, net of attorneys' fees and other expenses, be apportioned as of the Closing Date for the fiscal tax year in which the closing is held, and paid, when received, to the parties entitled thereto. The parties hereto agree to execute any papers or take such steps, either before or after the Closing Date, as may be necessary to carry out the intention of the foregoing.

                  (ii) all rentals under the Leases and other tenant charges and
            Tenant Deposits, in each case as and when actually received. Seller shall deliver or provide a credit in an amount equal to all prepaid rents for periods after the Closing Date and all Tenant Deposits, provided that no credit shall be made to Purchaser for Tenant Deposits that have been applied to a tenants obligations in accordance with the terms of such tenants Lease consistent with the accounting to be provided at Closing by Seller with respect thereto. Rents which are delinquent as of the Closing Date shall not be prorated on the Closing Date. Purchaser shall include such delinquencies in its normal billing and shall use reasonable efforts in the collection thereof after the Closing Date (but Purchaser shall not be required to litigate, declare a default in any Lease or expend material amounts of money in connection with such attempted collection). To the extent Purchaser receives rents on or after the Closing Date, such payments shall be applied first toward reasonable costs of collection, then to the current months rent owed to Purchaser in connection with the applicable Lease for which such payments are received, and any excess monies received shall be applied toward the payment of any delinquent rents in the order of delinquency (i.e. with rents longest outstanding paid last), with Seller's share thereof being promptly delivered to Seller. Not later than five (5) days prior to the actual Closing Date, Seller shall identify which tenants of the Property have delinquent rents with respect to which Seller intends to exercise remedies, and with respect to such tenants only, and not otherwise, Seller hereby reserves the right to pursue any remedy against such tenant, provided that Seller shall not seek to evict such tenant or otherwise terminate its lease or right of possession. With respect to delinquent rents for the period prior to the Closing Date and any other amounts or other rights of any kind, respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto. Any rents received by Seller after the Closing Date that are attributable to the period after the Closing Date as set forth above shall be paid to Purchaser.

                  (iii) to the  extent  Property  Contracts  are not  terminated pursuant to Section 6, Seller shall be credited for prepaid sums under such Property Contracts and Purchaser shall be credited for any amounts due or accrued thereunder as of Closing.

                  (iv) to the extent that utility  meters are not read and final bills rendered as of the day immediately preceding the Closing Date as set forth below, water, sewer, electricity and other public utility charges with respect to the Property shall be prorated effective as of the day immediately preceding the Closing Date utilizing an estimate of such charges reasonably approved by both Purchaser and Seller based on prior utility bills.

      Seller shall request and use reasonable efforts to obtain a final reading of all water, sewer, electricity, gas and other public utility meters as of the day immediately preceding the Closing Date and shall promptly pay any bills rendered pursuant to such meter readings.

      All prorations and closing payments shall be made on the basis of a closing statement approved by Purchaser and Seller. Except as otherwise stated, in the event any of the prorations or apportionments made under this Section
10.4 shall prove to be incorrect for any reason, then any party shall be entitled to a prompt adjustment to correct the same. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available. Purchaser and Seller agree to use best efforts to achieve a final proration and apportionment of closing payments within thirty (30) days following the Closing Date.

      10.5 Possession. Possession of the Property shall be delivered to Purchaser by Seller at the Closing, subject only to the rights of tenants under the Leases, rights arising under any Property Contracts not terminated by Purchaser pursuant to Section 6, and rights arising under any of the Permitted Exceptions. Seller and Purchaser covenant and agree to execute, at Closing, a written notice of the acquisition of the Property by Purchaser, for duplication and transmittal to all tenants affected by the sale and purchase of the Property (or otherwise in such manner as will comply with applicable law respecting notification of tenants). Such notice shall be prepared by Purchaser and approved by Seller, shall notify the tenants of the sale and transfer and shall contain appropriate instructions relating to the payment of future rentals, the giving of future notices, and other matters reasonably required by Purchaser or required by law. Unless a different procedure is required by applicable law, in which event such laws shall be controlling, Purchaser agrees to transmit or otherwise deliver such letters to the tenants promptly after the Closing.

11.0 Real Estate Commissions. If and when, but only if and when, the Closing is completed and the Purchase Price is paid in full, Seller shall be obligated to pay a real estate commission and/or brokerage fee to (i) Eastdil Realty Company, LLC and (ii) Grubb & Ellis (collectively, the Brokers) pursuant to a separate agreement between Seller and the Brokers. Such commission shall be paid in full at Closing. Seller and Purchaser represent and warrant to each other that no other brokerage fee or real estate commission is or shall be due or owing in connection with this transaction based on any action or contact by such party, and Seller and Purchaser hereby indemnify and hold the other harmless from any and all loss, liability, claim, cause of action, damage, cost or other expense of any nature whatsoever, including, without limitation, reasonable attorneys' fees resulting from a breach of such representation and warranty. The provisions of this paragraph shall survive the Closing or earlier termination of this Agreement.

12.0  Termination and Default

      12.1 Termination by Purchaser. If this Agreement is terminated by Purchaser pursuant to its rights to terminate as provided elsewhere in this Agreement, the Deposit shall be returned immediately to the Purchaser by the Escrow Agent and the parties hereto shall have no further obligations hereunder, except as otherwise stated herein.

      12.2 Purchasers Default. If Purchaser defaults in its obligation to purchase the Property subject to and in accordance with the terms of this Agreement, the Deposit shall promptly be paid to Seller by the Escrow Agent as liquidated damages for Purchasers default and as Seller's sole remedy at law or in equity (it being agreed by Seller and Purchaser that it is now, and at the time of such default will be, difficult or impracticable to ascertain Seller's actual damages and that such liquidated amount represents reasonable compensation to Seller).

      12.3 Seller's Default. In the event of Seller's default hereunder, Purchaser may, as its sole and exclusive remedy at law or in equity, either: (i) terminate this Agreement by giving written notice from Purchaser to Seller, in which case the Deposit will be immediately returned to Purchaser by the Escrow Agent; or (ii) specifically enforce this Agreement.

13.0 Communications with Seller. Purchaser and Escrow Agent hereby acknowledge and agree that all negotiations and other communications to be made with Seller in connection with the transaction that is the subject of this Agreement shall be made with the Brokers or directly with PaineWebber Properties, Inc. as agent for PaineWebber Growth Properties Two LP (Growth II), a Delaware limited partnership, as a general partner of Seller. Purchaser and Escrow Agent hereby acknowledge notification that Growth II has exclusive authority under the Seller's partnership agreement to negotiate the sale of the Property on behalf of Seller and that the Purchaser and the Escrow Agent shall not be entitled to rely upon any representation, agreement, waiver or other communication made by or on behalf of Growth II's partner, Libra Portland Partners (Libra), an Illinois limited partnership, in connection with the sale of the Property.

14.0 Right of First Refusal and Seller's Right to Terminate. The sale of the Property by Seller is subject to a right of first of refusal to purchase the Property in favor of Libra, as provided in Seller's partnership agreement. Purchaser acknowledges the existence of such right of first refusal and agrees that, in the event that Libra elects to exercise its right of first refusal to purchase the Property, Growth II shall have the right, on behalf of Seller, to terminate this Agreement by giving written notice of termination to Purchaser, such notice to be given not later than forty (40) days from the date of this Agreement. If Seller shall so terminate this Agreement as a result of Libra's exercise of its right of first refusal, and the Property shall be purchased by Libra without Purchaser (or any entity controlling, controlled by or under common control with Purchaser) having a financial interest in the purchase of the Property (either through debt or equity), then Seller agrees to pay to Purchaser a break-up fee in the amount of $50,000.00 (the Break-up Fee). The Break-Up Fee, if earned, shall be paid by Seller upon the closing of the sale of the Property and Seller's obligation to pay such Break-up Fee to Purchaser shall survive termination of this Agreement.

15.0 Lender and HUD Approval. The Note is insured under Section 207 of the National Housing Act, administered by HUD. Purchaser agrees to undertake the preparation of a complete HUD Form 92266, Application for Transfer of Physical Assets and all required supporting documentation (the HUD Application) promptly following the mutual execution and delivery of this Agreement. Not later than three (3) Business Days following notification from Seller that Libra's right of first refusal referenced in Section 14 is waived or deemed to be waived,
Purchaser shall make application to Lender and HUD (including, without limitation, submission to HUD of the HUD Application) for approval of the transfer of the Property and assumption of the Loan as described herein. Purchaser agrees to diligently and continuously pursue HUD and Lender approval and to timely provide all documentation and information required by either HUD or Lender, with copies to Seller, as well as to keep Seller informed of the progress of Purchasers applications on at least a weekly basis.

      This Agreement and the Closing are expressly conditioned upon the following:

            (a) Preliminary approval by HUD of the assumption of the Loan by Purchaser, as set forth in Form HUD 92266, Application for Transfer of Physical Assets, and supporting documents submitted to HUD, without any qualifications or conditions which must be satisfied before HUD will grant final approval of the Application for Transfer of Physical Assets except
      (i) evidence that the transfer of the Property to Purchaser has occurred (including delivery of recorded and unrecorded closing documents); (ii) if required by HUD, the execution by Purchaser of a new Regulatory Agreement;
      (iii) delivery of and any modification or amendment to the organizational or enabling documents of Purchaser; (iv) delivery of Purchasers balance sheet; (v) delivery of mortagees statement of all trust and escrow accounts as of the Closing Date; (vi) delivery of an endorsement to the existing mortgagee policy of title insurance; (vii) delivery of the HUD approved legal opinion; (viii) delivery of a rental schedule; or (ix) any other conditions or qualifications that are mutually acceptable to Purchaser and Seller. No transfer of any interest in the Property shall be effective prior to obtaining HUD approval of the transaction contemplated herein. Purchaser shall not take possession of the Property nor assume benefits of the Property ownership prior to HUD approval of the transaction contemplated herein. Purchaser shall have no right upon any breach by Seller hereunder to seek damages, directly or indirectly, from the FHA project which is the subject of this transaction, including from any assets, rents, issues or profits thereof; and Purchaser shall have no right to effect a lien upon the Property or the assets, rents, issues or profits thereof.

            (b) Prior to the Closing Date, written consent of the Lender (which consent and related assumption documents required by Lender shall be in form and substance reasonably acceptable to Seller and Purchaser) to the sale of the Property to Purchaser and the assumption of the Loan by Purchaser and release of Seller from all obligations under the Loan Documents. Purchaser agrees to cooperate in all respects with Seller's efforts to obtain Lenders consent following notification from Seller that Libra's right of first refusal referenced in Section 14 is waived or is deemed to be waived, and to timely provide all documentation and information required by Lender in connection therewith.

      15.1 In the event that Lender and HUD consent to the sale of the Property to Purchaser and the assumption of the Loan by Purchaser but condition such consent upon Seller remaining liable under the terms of the Loan Documents for matters occurring after the Closing Date, Seller may terminate this transaction by written notice to Purchaser.

      15.2 With the exception of the cost of any audit required prior to Closing in connection with the obtaining of HUD approval, which shall be paid by Seller, all application costs, assumption fees, or other charges incurred in connection with the assumption of the Loan by Purchaser and approval thereof shall be the sole obligation of Purchaser.

16.0 General Escrow Provisions. The obligations and rights of the Escrow Agent under this Agreement shall be subject to the following terms and conditions:

            (a) The duties and obligations of Escrow Agent shall be determined solely by the express provisions of this Agreement, as it may hereafter be amended, or by subsequent written instructions agreed upon and executed on behalf of Purchaser, Seller and Escrow Agent.

            (b) Escrow Agent shall not be liable to anyone by reason of any error of judgment, or for any act done or step taken or omitted by Escrow Agent in good faith, or for any mistake of fact or law, or for anything which Escrow Agent may do or refrain from doing in connection herewith, unless caused by or arising out of Escrow Agents gross negligence or intentional misconduct.

            (c) Escrow Agent shall be entitled to rely, and shall be protected in acting in reliance, upon any writing furnished to Escrow Agent by either Purchaser or Growth II on behalf of Seller and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to Escrow Agent. Escrow Agent may rely on any affidavit of either Purchaser or Growth II on behalf of Seller or any other person as to the existence of any facts stated therein to be known by the affiant.

            (d) If Seller shall become entitled to retain or receive the Deposit or other amount paid under this Agreement, Escrow Agent shall pay the same to Seller together with all interest earned thereon and if Purchaser shall become entitled to a return of the Deposit or other amount paid under this Agreement, Escrow Agent shall pay the same to Purchaser together with all interest earned thereon; provided, however, that no disbursement pursuant to this subsection shall be made by Escrow Agent until the third (3rd) Business Day following the receipt or deemed receipt of notice by Purchaser and Seller from Escrow Agent of its intention to so disburse, and disbursement made by Escrow Agent after the passage of such three (3) Business Day period shall relieve Escrow Agent from all liability in connection with such disbursement unless such disbursement is proscribed by order of a court of competent jurisdiction or objected to in writing by Seller or Purchaser. If such disbursement is objected to in writing by Seller or Purchaser within such three (3) Business Day period, then Escrow Agent shall not make such disbursement until unanimously instructed in writing by Purchaser and Seller, or is directed to make such disbursement by a court of competent jurisdiction.

            (e) In the event of any disagreement between Purchaser and Seller resulting in adverse claims and demands being made in connection with or against the funds held in escrow, Escrow Agent shall refuse to comply with the claims or demands of either party until such disagreement is finally resolved (i) by a court of competent jurisdiction (in proceedings which Escrow Agent or any other party may initiate, it being understood and agreed by Purchaser and Seller that Escrow Agent has authority (but not the obligation) to initiate such proceedings), or (ii) by an arbitrator in the event that Purchaser and Seller determine to submit the dispute to arbitration pursuant to the rules of the American Arbitration Association, and in so doing Escrow Agent shall not be or become liable to a party, or
      (iii) by written settlement between Purchaser and Seller.

            (f) Purchaser and Seller each agree to jointly and severally indemnify and hold harmless Escrow Agent against any and all losses, liabilities, costs (including legal fees) and other expenses in any way incurred by Escrow Agent in connection with or as a result of any disagreement between Purchaser and Seller under this Agreement or otherwise incurred by Escrow Agent in any way on account of its role as Escrow Agent.

            (g) Escrow Agent in its sole discretion shall have the right to assign its rights and obligations as Escrow Agent under this Agreement to a successor Escrow Agent which is a nationally recognized title insurance company. Upon any such assignment, Escrow Agent shall transfer the Deposit and any interest earned thereon to such successor Escrow Agent, whereupon the original Escrow Agent shall have no further obligation or liability whatsoever as Escrow Agent under this Agreement.

            (h) Escrow Agent may pay the Deposit into a court of competent jurisdiction upon commencement by the Escrow Agent of an interpleader action in such court. The costs and attorneys' fees of the Escrow Agent for such interpleader action shall be paid one-half by each of Seller and Purchaser.

            (i) The rights and immunities of Escrow Agent hereunder shall apply equally to its partners, of counsel, associates, employees, affiliates and agents.

            (j) All of Escrow Agents obligations under this Agreement shall automatically terminate upon disbursing the Deposit as set forth above.

17.0  Miscellaneous

      17.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements between the parties. All Exhibits and Schedules attached hereto are a part of this Agreement and are incorporated herein by reference.

      17.2 Binding On Successors and Assigns. Subject to Section 17.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      17.3 No Assignment by Purchaser. Without the prior written consent of Seller, Purchaser shall not, directly or indirectly, assign this Agreement or any of its rights hereunder. Any attempted assignment in violation hereof shall, at the election of Seller in its sole discretion, be of no force or effect and shall constitute a default by Purchaser. Notwithstanding the foregoing Purchaser may elect to have a nominee entity accept title to the Property at Closing, provided that any such nominee must be an affiliated entity controlled by or under common control with Purchaser, and Purchaser shall give written notice of such nominee to Seller, together with any reasonable evidence of affiliation requested by Seller, a minimum of fifteen (15) days prior to Closing. No designation of a nominee to receive title shall release Purchaser from its obligations under this Agreement.

      17.4 Waiver. The excuse or waiver of the performance by a party of any obligation of the other party under this Agreement shall only be effective if evidenced by a written statement signed by the party so excusing or waiving. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Seller or Purchaser of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

      17.5 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Oregon, without regard to the principles of conflicts of law.

      17.6 Counterparts. This Agreement may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement.

      17.7 Notices. All communications hereunder shall be in writing, personally delivered or mailed by first-class registered or certified mail, return receipt requested, postage prepaid or delivered by Federal Express or another nationally recognized overnight commercial courier against receipt, or sent by facsimile providing that a confirming copy is simultaneously sent by Federal Express or other nationally recognized overnight commercial courier, (i) if to Seller at c/o PaineWebber Properties, Inc., 265 Franklin Street, Boston, Massachusetts 02110, Attention: Celia R. Deluga, Vice President (facsimile no. (617) 345-8725, telephone no. 345-8710), with a copy to: Andrew C. Sucoff, Esq., Goodwin, Procter & Hoar LLP, Exchange Place, Boston, MA 02109 (facsimile no. (617) 227-8591, telephone no. (617) 570-1995) and (ii) if to Purchaser at 1121 SW Salmon Street, Portland, Oregon 97205, Attention: Harold Schnitzer, President (facsimile no. (503) 274-2793; telephone no. (503) 274-2900), with a copy to Ball Janik LLP, One Main Place, 101 Southwest Main Street, Suite 1100, Portland, Oregon 97204-3219, Attention: Steven T. Janik, Esq. (facsimile no. (503) 295-1058; telephone no. (503) 228-2525). Such notice shall be deemed given on the date of receipt by the addressee or the date receipt would have been effectuated if delivery were not refused. Each party may designate a new address by written notice to the other in accordance with this paragraph. The inability to deliver a notice because of a changed address of which proper notice was not given shall be deemed a refusal of such notice.

      17.8 Attorneys' Fees. In the event of a judicial or administrative proceeding or action by one party against the other party with respect to the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable costs and expenses including, without limitation, reasonable attorneys' fees and expenses, whether at the investigative, pretrial, trial or appellate level. The prevailing party shall be determined by the court based upon an assessment of which party's major arguments or position prevailed.

      17.9 IRS Real Estate Sales Reporting. Purchaser, Seller and Escrow Agent hereby agree and acknowledge that Escrow Agent shall act as the person responsible for closing the transaction which is the subject of this Agreement pursuant to Internal Revenue Code Section 6045(e) and shall prepare and file all informational returns, including without limitation, IRS Form 1099-S, and shall otherwise comply with the provisions of Internal Revenue Code Section 6045(e). Purchaser and Seller shall reasonably cooperate in connection with such filings.

      17.10 Time Periods. In the event the time for performance of any obligation hereunder expires on a day that is not a Business Day, the time for performance shall be extended to the next Business Day.

      17.11 Modification of Agreement. No modification of this Agreement shall be deemed effective unless in writing and signed by both Seller and Purchaser.

      17.12 Further Instruments. Each party, promptly upon the request of the other, shall execute and have acknowledged and delivered to the other or to Escrow Agent, as may be appropriate, any and all further instruments reasonably requested or appropriate to evidence or give effect to the provisions of this Agreement and which are consistent with the provisions of this Agreement.

      17.13 Descriptive Headings. The descriptive headings of the paragraphs of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

      17.14 Time of the Essence. Time is of the essence with respect to each of the material provisions of this Agreement.

      17.15 Business Day. As used herein, the term Business Day means any day other than Saturday, Sunday and any day which is not a full trading day on the New York Stock Exchange.

      17.16 Construction of Agreement. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Seller have contributed substantially and materially to the preparation of this Agreement.

      17.17 STATUTORY DISCLOSURE PURSUANT TO ORS 93.040. THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS, WHICH, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS
30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND EXISTENCE OF FIRE PROTECTION FOR STRUCTURES.

      17.18 JURY TRIAL WAIVER. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER IN CONTRACT OR TORT) BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

18.0 1031 Exchange. Purchaser may acquire the Property as part of an Internal Revenue Code Section 1031 tax deferred exchange for the benefit of Purchaser. Seller agrees to assist and cooperate in such exchange at no cost, expense or liability to Seller and Seller further agrees to execute any and all documents (subject to the reasonable approval of Seller's legal counsel) as are reasonably necessary in connection with such exchange. Purchaser may be assigning all contract rights and obligations hereunder to a qualified intermediary as that term is defined in the Internal Revenue Code and relevant Treasury regulations. As part of such exchange, Purchaser shall acquire the Property and Seller shall not be obligated to acquire or convey any other property as part of such exchange. No permitted assignment hereunder shall relieve Purchaser of liability hereunder.

19.0 Increase in Purchase Price. If Purchaser has not executed this Agreement as of the end of the business day on May 11, 1998 and forwarded the same to Seller via overnight delivery service for delivery on the morning of May 12, 1998, then the Purchase Price set forth in Section 2 shall be increased to $51,000,000, and the required Deposit described in Section 3 shall be increased to $2,853,708.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              SELLER:

                           OREGON PORTLAND ASSOCIATES

                              By: PaineWebber Growth Properties Two LP, its general partner

                                   By: Second PW Growth Properties, Inc., its
                                       general partner


                                       By:  /s/ Celia R. Deluga
                                            -------------------
                                       Name:  Celia R. Deluga
                                       Title:  Vice President


                              PURCHASER:

                             HARSCH INVESTMENT CORP.


                           By: /s/ Harold J. Schnitzer
                               -----------------------
                           Name:  Harold J. Schnitzer
                           Title: President

                                 May 12, 1998


Via Federal Express and Certified Mail

Mr. Eugene Golub, President
LIBRA  PORTLAND  PARTNERS
c/o LIBRA Real Estate Corporation
625 North Michigan
Avenue, Suite 2000
Chicago, IL  60611

      Re: Amended and Restated Partnership Agreement of Oregon Portland Associates dated as of March 1, 1990 (the Partnership Agreement)
            ----------------------------------------------------------------

Dear Mr. Golub:

      PaineWebber Growth Properties Two LP (Growth II) hereby delivers notice, pursuant to the terms of Section 7.06 of the captioned Partnership Agreement, that Growth II is in receipt of a bona fide written offer from Harsch Investment Corp. to purchase the Portland Center Apartments, Portland, Oregon (the Property) from Oregon Portland Associates (the Partnership) upon the terms and conditions contained in the Real Estate Purchase Agreement attached hereto (the Purchase Agreement). The Purchase Agreement includes the following general terms and conditions:

     1.   Purchase Price: $50,000,000. See Section 2 of the Purchase Agreement.

     2. Earnest Money Deposit: $2,773,203.00 (i.e., 10% of the cash portion of the Purchase Price). See Section 3 of the Purchase Agreement.

     3. Title Insurance: The Seller will pay the cost of furnishing a basic owners policy of title insurance for the Property. See Section 10.4 of the Purchase Agreement.

     4. Documentary Stamps and Transfer Taxes: Recording fees shall be split between Purchaser and Seller. Multnomah County, Oregon does not impose a requirement for documentary stamps or transfer taxes. See the allocation of closing costs in Section 10.4 of the Purchase Agreement.

      We would appreciate a prompt written response from you, in accordance with
Section 7.06 of the Partnership Agreement, indicating that either (i) LIBRA PORTLAND PARTNERS will purchase the Property from the Partnership upon the terms and conditions set forth in the Purchase Agreement, or (ii) LIBRA PORTLAND PARTNERS waives its rights under Section 7.06 of the Partnership Agreement so that Growth II can proceed with the sale of the Property on behalf of the Partnership and the winding up of the Partnership. In any event, Section 7.06 of the Partnership Agreement calls for a written response from you within thirty
(30) days of the date of this notice, or LIBRA PORTLAND PARTNERS will be deemed to have waived its right to purchase the Property.

      Thank you very much for your prompt attention to this matter.

                                   Sincerely,

                                    PaineWebber Growth Properties Two LP, a
                                    Delaware limited partnership

                                    By:   Second PW Growth Properties, Inc.


                                          By:  /s/ Celia R. Deluga
                                               -------------------
                                               Vice President

cc:   David Glickstein, Esq.
      Rudnick & Wolfe
      203 North LaSalle Street, Suite 1800
      Chicago, IL  60601-1293

GOLUB & COMPANY                                                   [GOLUB]

 Real Estate Investment and Development

                                    EXHIBIT B

 June 11, 1998
                                                     VIA FEDEX, FACSIMILE
                                                     AND REGULAR MAIL

 Paine Webber Growth Properties Two LP
 c/o PaineWebber Properties, Inc.
 265 Franklin Street
 Boston, Massachusetts  02110
 Attention:  Celia R. Deluga

 Re: Amended and Restated Partnership Agreement of Oregon Portland Associates dated as of March 1, 1990
      ------------------------------------------------------------------------

 Gentlemen:

      Reference is made to your letter to Eugene Golub dated May 12, 1998 regarding the right of Libra Portland Partners ("LPP") to acquire Portland Center Apartments (the "Property") on the terms and conditions set forth in the Real Estate Purchase Agreement attached to said letter (the "Purchase Agreement").

      You are hereby notified that LPP elects to and does hereby exercise its right to purchase the Property on the terms and conditions set forth in the Purchase Agreement, including the closing date set forth therein. In accordance with Section 3 of the Purchase Agreement, LPP is, concurrently with the delivery of this letter, causing $2,773,203 to be wire transferred to the Escrow Agent (as defined in the Purchase Agreement).

                                          Very truly yours,

                                          LIBRA PORTLAND PARTNERS

                                          By:  Libra Portland Corporation

                                                By:  /s/ Eugene Golub
                                                     ----------------
                                                     Eugene Golub, President

 Enclosure

 cc:  Andrew C. Sucoff, Esq.

                                 July 8, 1998



Via FedEx and Certified Mail

Libra Portland Partners
c/o Libra Real Estate Corporation
625 North Michigan Avenue
Suite 2000
Chicago, IL 60611
Attn:  Eugene Golub, President

      Re: Amended and Restated Partnership Agreement of Oregon Portland Associates dated as of March 1, 1990 (the Partnership Agreement)
            ----------------------------------------------------------------

Dear Mr. Golub:

      PaineWebber Growth Properties Two, L.P. (GP 2) is in receipt of your letter dated June 11, 1998 in which Libra Portland Partners (LPP) exercised its right under the terms and conditions of the Partnership Agreement to purchase Portland Center Apartments (the Property) on the terms and conditions set forth in the Real Estate Purchase Agreement dated as of May 11, 1998 (the Purchase Agreement). We note that the exercise attempted to alter the closing date as required under the Partnership Agreement to the closing date as contemplated under the Purchase Agreement.

      GP 2 has also received the request, forwarded by Michael Goldman under cover dated June 22, 1998, for GP 2s consent to the assignment of LPP's rights to purchase the Property. GP 2 is not prepared to consent to that assignment in its current form. We suggest instead entering into a letter agreement (which could be a countersigned copy of this letter) which memorializes the terms and conditions of LPP's acquisition of the Property. Oregon Portland Associates would then, at Closing, subject to the terms and conditions hereof, convey the Property to the nominee directed by LPP.

      Subject to the terms of this letter and your willingness to countersign a copy hereof and return it to us, we mutually agree as follows:

      Notwithstanding the provisions of Section 7.06 of the Partnership Agreement calling for a closing within ninety (90) days of the first refusal notice, the timing of the sale of the Property will be determined pursuant to the Purchase Agreement as amended below in Paragraph 4.

      LPP shall assume all of the obligations and have all of the rights of the Purchaser pursuant to the Purchase Agreement, subject to the modifications contained herein, as if LPP was the Purchaser thereunder.

      Notwithstanding   the  provisions  of  Section  7.06  of  the  Partnership
Agreement, the Partnership shall pay a brokerage commission of 0.65% of the purchase price and the purchase price shall be $50,000,000.00.

      The Purchase Agreement shall be and is hereby modified as follows:

      1. LPP shall be the Purchaser and the notice address for the Purchaser shall be changed to:

            Libra Portland Partners
            c/o Golub & Company
            625 North Michigan Avenue
            Suite 2000
            Chicago, IL 60611
            Attn: Eugene Golub, President

      2. The letter of credit requirement shall be omitted and a cash deposit as the Deposit in the same amount shall be required. Seller acknowledges that the Deposit has been made in the amount of $2,773,203 which shall be held by the Escrow Agent under the terms and conditions of the Purchase Agreement.

      3. Section 9.3(a) is revised to acknowledge that LPP is an Illinois limited partnership.

      4. In Section 10.1, the Closing Date shall be the earlier of (i) September 9, 1998 or (ii) seven (7) days following Purchasers receipt of the required consents of HUD and the Lender to the Purchasers assumption of the Loan as described in Section 15. (Subject only to Purchasers right to extend for an additional thirty (30) days as described in Section 10.1.) LPP and/or its nominee agrees and covenants to diligently pursue all such required consents.

      5. Section 14 is deleted in its entirety.

      6. With regard to Section 15, GP 2 agrees to cooperate with LPP and the proposed nominee in connection with the nominees obtaining of the required consents referenced in Section 15.

      7. With regard to Section 17.3, GP 2 agrees that, provided that there is no default of LPP pursuant to the Purchase Agreement or the Partnership Agreement, Oregon Portland Associates will convey, at Closing, the Property to the nominee directed by LPP, provided that no such conveyance shall relieve LPP of its obligations under the Partnership Agreement or the Purchase Agreement and provided further that LPP's nominee shall assume all of the rights and obligations of the Purchaser and LPP under the Purchase Agreement.

      8. Section 17.7 is modified by identifying LPP as the Purchaser, and all notices shall be directed to LPP in accordance with the notice provisions of the Partnership Agreement.

      9. Section 19 shall not be applicable, and the Purchase Price shall be Fifty Million Dollars ($50,000,000).

      All of the foregoing is subject to your agreement to the terms and conditions set forth in this letter and our receipt of a copy of this letter countersigned by LPP on or before July 10, 1998.

                                          Sincerely,

                                          PaineWebber Growth Properties II,
                                          L.P., a Delaware limited partnership

                                          By: Second PW Growth Properties, Inc.


                                             By:  /s/ Celia R. Deluga
                                                  -------------------
                                                  Celia R. Deluga,
                                                  Vice President

                              November 24, 1998


Via Facsimile and FedEx

Libra Portland Partners
c/o Golub & Company
625 North Michigan Avenue
Suite 2000
Chicago, IL  60611
Attn:  Eugene Golub, President

      Re: Partnership Agreement of Oregon Portland Associates dated as of March 1, 1998 (the "Partnership Agreement"); Real Estate Purchase Agreement dated May 11, 1998 ("Purchase Agreement"); and Letter Agreement dated July 8, 1998 ("Letter Agreement").
            --------------------------------------------------------------------


Dear Mr. Golub:

      The parties hereby agree to amend the Purchase Agreement as follows:

      1. The Purchase Price is reduced by $1.5 Million to $48.5 Million, which reduction shall be realized pursuant to a "true-up" at Closing, wherein the $1.5 Million reduction will be allocated 70% to the Seller and 30% to the Purchaser by means of a contribution of $450,000 made by the Purchaser to Seller at Closing. The Purchaser shall deposit funds at Closing sufficient to effectuate the foregoing.

      2. Purchaser agrees that (i) the HUD letter dated November 23, 1998 addressed to Levy, Levy & Levy on behalf of Equity Residential Properties Trust satisfies the conditions contained in Section 15 of the Purchase Agreement, and
(ii) all other conditions and/or contingencies to the Purchaser's performance of its Closing obligations under the Purchase Agreement have been satisfied or, to the extent not satisfied, are hereby irrevocably waived by the Purchaser. Purchaser acknowledges that there are no further contingencies to Closing and accordingly the Deposit (as defined in the Purchase Agreement) has been earned by the Seller and shall be delivered to Seller on the Closing Date referenced in paragraph 3 below, regardless of whether the Closing shall occur. This letter shall constitute joint written instructions to the Escrow Agent (as defined in the Purchase Agreement) to the extent necessary to effectuate the foregoing.

      3. The parties agree that the Closing is extended by mutual agreement and shall occur on December 3, 1998 and be completed early enough in the day so that the sale proceeds will be wired and received by the Seller by 5:00 p.m. Eastern Standard Time on December 3, 1998.

      4. Purchaser agrees to reinstate its agreement with Equity Residential Properties Trust ("Equity") in a manner consistent with the terms of this letter agreement.

      The foregoing is subject to the agreement of Libra to all of the terms and conditions set forth in this letter as evidenced by our receipt of a copy of this letter countersigned by Libra by 6:00 p.m. E.S.T. today.

                                          Sincerely,

                                          Paine Webber Growth Properties II,
                                          L.P., a Delaware limited partnership

                                          By:  Second PW Growth Properties, Inc.


                                                By:  /s/ Celia R. Deluga
                                                     -------------------
                                                     Celia R. Deluga
                                                     Vice President

The undersigned agree to the foregoing terms and conditions:

Libra Portland Partners

By:  Libra Portland Corp.

      By:  /s/ Eugene Golub
           ----------------
      Name:  Eugene Golub
      Title:  President

                         OREGON SPECIAL WARRANTY DEED


      KNOW ALL MEN BY THESE PRESENTS, that Oregon Portland Associates, an Oregon general partnership (the Grantor) with a usual place of business c/o PaineWebber Growth Properties Two LP, 265 Franklin Street, Boston, Massachusetts 02110, does hereby convey and specially warrant to EQR-PORTLAND CENTER, L.L.C., a Delaware limited liability company (the Grantee) with a usual place of business c/o Equity Residential Properties Trust, Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, the real property located in Multnomah County, Oregon, more particularly described in Exhibit A attached hereto and made a part hereof, including all improvements located thereon, free of encumbrances created or suffered by the Grantor except as specifically set forth on Exhibit B attached hereto and made a part hereof, subject to any and all existing taxes and assessments, easements, rights of way, encumbrances and restrictions of record.

THIS INSTRUMENT WILL NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930.

      EXECUTED UNDER SEAL, this Oregon Special Warranty Deed, as of this 1st day of December, 1998.

                           OREGON PORTLAND ASSOCIATES

                              By: PaineWebber Growth Properties Two LP, its general partner

                                    By:   Second PW Growth Properties, Inc.,
                                          its general partner



                                          By:   /s/Celia R. Deluga
                                                ------------------
                                                 Name:  Celia R. Deluga
                                                 Title:  Vice President

                                 BILL OF SALE


      THIS BILL OF SALE is made as of this 1st day of December, 1998, from OREGON PORTLAND ASSOCIATES, an Oregon general partnership (the Seller), with an address care of PaineWebber Growth Properties Two LP, 265 Franklin Street, Boston, Massachusetts 02110, and EQR-PORTLAND CENTER, L.L.C., a Delaware limited liability company (the Purchaser), with an address c/o Equity Residential Properties Trust, Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606.

      WHEREAS, in connection with the conveyance of the real property described on Exhibit A attached hereto (the Real Property), Seller hereby conveys, transfers, sets over and assigns to Purchaser all of Sellers right, title and interest in and to the personal property used in connection with and located at the Real Property as identified on Schedule 1 attached hereto (the Personal Property).

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller does hereby sell, deliver, transfer, set-over and assign unto Purchaser the Personal Property in its AS IS condition without express or implied warranty of any kind or nature except as expressly set forth herein, to have and to hold the same unto Purchaser and Purchasers successors and assigns, forever.

      EXECUTED under seal as of the date first above written.


                              SELLER:

                           OREGON PORTLAND ASSOCIATES

                              By:   PaineWebber Growth Properties Two LP,
                                    its general partner

                                    By:   Second PW Growth Properties, Inc.,
                                          its general partner


                                          By: /s/ Celia R. Deluga
                                              -------------------
                                             Name:  Celia R. Deluga
                                             Title:  Vice President

                     ASSIGNMENT AND ASSUMPTION OF LEASES


      THIS ASSIGNMENT AND ASSUMPTION OF LEASES is made as of this 1st day of December, 1998, from OREGON PORTLAND ASSOCIATES, an Oregon general partnership (the Assignor), with an address care of PaineWebber Growth Properties Two LP, 265 Franklin Street, 16th Floor, Boston, Massachusetts 02110, and EQR-PORTLAND CENTER, L.L.C., a Delaware limited liability company (the Assignee), with an address c/o Equity Residential Properties Trust, Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606.


                                 R E C I T A L S

      A. Assignor is the owner of certain real property located in Portland, Oregon more particularly described in Exhibit A attached hereto and incorporated herein (the Property).

      B. Assignor has on the date hereof (the Closing Date) delivered a special warranty deed to the Property to Assignee pursuant to Real Estate Purchase Agreement between Assignor and Assignee dated as of May 11, 1998 (the Purchase Agreement).

      C. As additional consideration for the Purchase Agreement, Assignor has agreed to transfer and assign to Assignee all of Assignors right, title and interest in, to and under the leases set forth in the rent roll attached hereto as Exhibit B and incorporated herein (collectively, the Leases), and Assignee has agreed to assume Assignors obligations under the Leases, in each case on the terms and conditions set forth in this Agreement.


                                A G R E E M E N T


      NOW, THEREFORE, Assignor hereby transfers, sets over and assigns to Assignee as additional consideration for the Purchase Price, all right, title and interest of Assignor in, to and under the Leases set forth in Exhibit B including, without limitation, the right to receive payments due and to become due thereunder after the Closing Date, but subject to the terms of the Purchase Agreement which survive such assignment and the conveyance of the Property to Assignee.

      Assignor represents and warrants that:

            (a) it is the owner of the Leases free and clear of any claims except valid claims, if any, of the tenants to the return of Tenant Deposits (as defined in the Purchase Agreement); and

            (b) Exhibit B is a true and complete list of all leases and other occupancy agreements in effect as of the date hereof, and is otherwise accurate in all material respects.

      Assignor hereby agrees to indemnify and save harmless Assignee, its successors and assigns from and against all costs, expenses and liabilities of the lessor under the Leases arising through the day immediately preceding the Closing Date, and Assignee hereby agrees to indemnify and hold Assignor, its successors and assigns harmless against all costs, expenses and liabilities of the lessor under the Leases arising with respect to the period on and after the Closing Date. It is expressly agreed that Assignor shall not be responsible to the lessees under the Leases for the discharge and performance of any and all duties and obligations hereafter accruing and to be performed and/or discharged by the lessor thereunder from and after the date hereof, including, without limitation, Assignees duty and obligation to return Tenant Deposits to lessees.

      By its execution of this Agreement, Assignee hereby accepts the assignment of the Leases and assumes and agrees to perform timely and discharge all of Assignors obligations, covenants, and agreements under the Leases accruing from and after the date hereof.

      This Agreement shall be governed by the laws of the State of Oregon and shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

      IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment as an instrument under seal as of the date first above written.

                              ASSIGNOR:

                           OREGON PORTLAND ASSOCIATES

                              By: PaineWebber Growth Properties Two LP, its general partner


                                   By: Second PW Growth Properties, Inc., its
                                       general partner


                                          By: /s/ Celia R. Deluga
                                              --------------------
                                          Name:  Celia R. Deluga
                                          Title:  Vice President

                              ASSIGNEE:

                              EQR-PORTLAND CENTER, L.L.C., a Delaware limited liability company

                              By:  ERP Operating Limited Partnership, an
                                   Illinois limited partnership, Managing
                                   Member

                                   By: EQUITY RESIDENTIAL PROPERTIES TRUST, a
                                       Maryland real estate investment trust,
                                       General Partner


                                          By: /s/David J. Neithercut
                                              ----------------------
                                          Name:  David J. Neithercut
                                          Title:  Executive Vice President
                                                  and Chief Financial Officer

                        GENERAL ASSIGNMENT AND ASSUMPTION


      THIS GENERAL ASSIGNMENT AND ASSUMPTION (the Assignment) made as of the 1st day of December, 1998 by OREGON PORTLAND ASSOCIATES, an Oregon general partnership (the Assignor), with an address care of PaineWebber Growth Properties Two LP, 265 Franklin Street, 16th Floor, Boston, Massachusetts 02110, and EQR-PORTLAND CENTER, L.L.C., a Delaware limited liability company (the Assignee), with an address c/o Equity Residential Properties Trust, Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606.

                               W I T N E S S E T H

      Assignor is the owner of property located in Portland, Oregon more particularly described on Exhibit A attached hereto and made a part hereof (Premises).

      Assignor has on the date hereof (the Closing Date) delivered a special warranty deed to the Premises to Assignee pursuant to a certain Real Estate Purchase Agreement between Assignor and Assignee dated as of May 11, 1998 (the Purchase Agreement).

      Assignor desires to assign to Assignee, and Assignee desires to accept the assignment from Assignor, as of the Closing Date, of all of Assignors right, title and interest in and to (i) those certain service contracts relating to the Premises described on Exhibit B attached hereto and made a part hereof (the Service Contracts), (ii) any trade or assumed names, trade logos, permits and licenses used in connection with the operation of the Premises, and (iii) any guarantees or warranties of contractors, suppliers or other third parties relating to the Premises.

      NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

      1. Assignor hereby grants, transfers and assigns to Assignee, its successors and assigns, all of the right, title and interest of the Assignor in and to the Service Contracts, all trade or assumed names (including, without limitation, the name Portland Center Apartments) and any trade logos used in connection with the operation of the Premises, all permits and licenses (collectively, the Permits) used in connection with the operation of the Premises, and all guarantees and warranties of contractors, suppliers and other third parties relating to the Premises, if any (collectively, the Warranties) (in each case to the extent, if any, assignable).

      2. Assignee hereby accepts the foregoing assignment as of the Closing Date and assumes all of Assignors obligations under the assignable Service Contracts and the Permits accruing on or after the date hereof.

      3. Subject to any relevant representations and warranties of Assignor in the Purchase Agreement, Assignee agrees to, and hereby does, indemnify, save and hold Assignor harmless of, from and against any and all loss, cost, expense, liability, damages, actions, causes of action, demands or claims, including reasonable attorneys fees, arising out of or in connection with the obligations of vendee under the Service Contracts or of permittee or licensee under the Permits accruing on or after the date hereof.

      4. Assignor agrees to, and hereby does, indemnify, save and hold Assignee harmless of, from and against any and all loss, cost, expense, liability, damages, actions, causes of action, demands or claims, including reasonable attorneys fees, arising out of or in connection with the obligations of vendee under the Service Contracts or of permittee or licensee under the Permits accruing prior to the date hereof.

      5. The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed the day and year first above written.

                              ASSIGNOR:

                           OREGON PORTLAND ASSOCIATES

                              By: PaineWebber Growth Properties Two LP, its general partner


                                   By: Second PW Growth Properties, Inc., its
                                       general partner


                                          By: /s/ Celia R. Deluga
                                              -------------------
                                          Name:  Celia R. Deluga
                                          Title:  Vice President

                                  ASSIGNEE:

                              EQR-PORTLAND CENTER, L.L.C., a Delaware limited liability company

                              By:  ERP Operating Limited Partnership, an
                                   Illinois limited partnership, Managing
                                   Member

                                   By: EQUITY RESIDENTIAL PROPERTIES TRUST, a
                                       Maryland real estate investment trust,
                                       General Partner


                                       By:  /s/ David J. Neithercut
                                            -----------------------
                                       Name:  David J. Neithercut
                                       Title:  Executive Vice President
                                                and Chief Financial Officer

WHEN RECORDED RETURN TO:
LEVY, LEVY & LEVY
900 Larksupur Landing Circle, Ste. 275
Larkspur, CA 94939
Attention:  Mark P. Levy, Esq.



                        RELEASE AND ASSUMPTION AGREEMENT


      THIS AGREEMENT, entered into as of this 1st day of December, 1998, by and between OREGON PORTLAND ASSOCIATES (hereinafter called Seller), EQR-PORTLAND CENTER, L.L.C., a Delaware limited liability company (hereinafter called Buyer), and REILLY MORTGAGE GROUP, INC. (hereinafter referred to as Mortgagee), the holder of the Mortgage and Mortgage Note secured thereby, dated December 7, 1993, executed by Oregon Portland Associates, an Oregon General Partnership and American Capital Resources, Inc., the original beneficiary, recorded December 8, 1993, in Book 2796, Page 2113, in the Official Records of Multnomah County, Oregon.


                                   WITNESSETH:

      In consideration of the consent of the Secretary of the Housing and Urban Development (hereinafter referred to as Secretary) to the transfer of the mortgaged property to the Buyer, and in order to comply with the requirements of the Secretary, the National Housing Act, and the Regulations adopted pursuant thereto, the Buyer agrees to assume, except as limited below, and be bound by said Mortgage Note and Mortgage.

      The Buyer does not assume personal liability for payments due under said Mortgage Note and Mortgage, or for the payments to the reserve for replacements under that certain Regulatory Agreement, dated December 7, 1993, and recorded December 8, 1993 in Book 2796, Page 2119, in the Official Records of Multnomah County, Oregon, or for matters not under its control, provided that the Buyer shall remain liable under said Regulatory Agreement only with respect to the matters hereinafter stated; namely:

            A) for funds or property of the project coming into its hand which, by the provisions thereof, it is not entitled to retain; and,

            B) for its own acts and deed or acts and deeds of others which it has authorized in violation of the provisions thereof.

      The Buyer is to be bound by said Mortgage Note and Mortgage, subject to the foregoing limitation of personal liability, from the date of this Agreement to the same extent as if it had been an original party to said instruments.

      Upon recondition of this Agreement of the Official Records of Multnomah County, Seller will be released form all liability under the said Mortgage Note and Mortgage and under any Regulatory Agreements executed and/or assumed by the Seller in connection with the project.

      The Buyer agrees that there shall be full compliance with the provisions of (1) any laws prohibiting discrimination in housing on the basis of race, color creed or national origin; and (2) with the Regulations of the Department of Housing and Urban Development providing for nondiscrimination and equal opportunity in housing. It is understood and agreed that failure or refusal to comply with any such provisions shall be a proper basis for the Secretary to take any corrective action he may deem necessary, including, but not limited to, the rejection of future applications for FHA mortgage insurance and the refusal to enter into future contracts of any kind with which the Buyer is identified; and further, the Secretary shall have a similar right to corrective action (1) with respect to any individuals who are officers, directors, principal stockholders, trustees, managers, partners or associates of the Buyer, and (2) with respect to any corporation or any other type of business association or organization with which the officers, directors principal stockholders, trustees, managers, partners, or associates of the Buyer may be identified.

      This document may be signed in counterparts, which, when added together, shall be considered as the entire document

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and effective all as of the day and year first above written.


                              SELLER:

                           OREGON PORTLAND ASSOCIATES

                              By: PaineWebber Growth Properties Two LP, its General Partner

                                    By:   Second PW Growth Properties, Inc.,
                                          its General Partner


                                          By: /s/ Celia R. Deluga
                                              -------------------
                                          Name:  Celia R. Deluga
                                          Title:  Vice President


                               BUYER:

                               EQR-PORTLAND CENTER, L.L.C., a Delaware
                               limited liability company

                               By:   ERP Operating Limited Partnership, an
                                     Illinois limited partnership, Managing
                                     Member

                                     By:   EQUITY RESIDENTIAL PROPERTIES
                                           TRUST, a Maryland real estate
                                           investment trust, General Partner


                                           By:   /s/ David J. Neithercut
                                                 -----------------------
                                           Name:  David J. Neithercut
                                           Title:  Executive Vice President
                                                   and Chief Financial Officer

                                  MORTGAGEE:

                           REILLY MORTGAGE GROUP, INC.



                               By: /s/ Martha J. Johnson
                                   ---------------------
                               Name: Martha J. Johnson
                               Title: Assistant Vice President

                  RIDER TO RELEASE AND ASSUMPTION AGREEMENT


      In consideration of the endorsement for insurance by the Secretary of Housing and Urban Development (HUD) of the mortgage note between OREGON PORTLAND ASSOCIATES (hereinafter the Owner) and American Capital Resource, Inc. dated December 7, 1993, (hereinafter Note), or in consideration of the consent of the Secretary to (1) the transfer of the mortgaged property, (2) the sale and conveyance of the mortgaged property by the Secretary, (3) the conversion of the mortgagor from a partnership to a limited liability company, or (4) the conversion of the general partner of a limited partnership mortgagor or partner of a general partnership mortgagor to a limited liability company, and in order to comply with the requirements of the National Housing Act, as amended and the regulations adopted by the Secretary pursuant thereto, EQR-PORTLAND CENTER, L.L.C., a Delaware limited liability company (hereinafter the New Owner), agrees to the following items as described below for themselves, their successors, heirs and assigns, in connection with the mortgaged property and the project operated thereon and so long as the contract of mortgage insurance continues in effect and during such other period of time as the Secretary shall be the owner, holder, or reinsurer of the mortgage, or during any time the Secretary is obligated to insure a mortgage on the mortgaged property.

      The signatories to this document undertake the following obligations in their individual capacities as guarantors and as members of the new Owner, and the consideration described above runs to the signatures in both capacities. The following provisions are added to and made a part of the above-described Notes and Mortgages.

     1. If any provisions of the New Owners Articles of Organization, Operating Agreement, other organizational documents, or any later amendment to those documents, conflicts with the terms of the project loan documents (e.g., the Note, mortgage, deed of trust, security agreement, security deed, Use Agreement and/or the Regulatory
          Agreement), the provisions of the projects loan documents will control.

     2. Notwithstanding any provision of state law to the contrary, any signatory to this Rider receiving funds of the project other than by distribution of surplus cash as authorized by HUD shall immediately deposit such funds in the project bank account and failing to do so in violation of this Rider shall hold such funds in trust. Notwithstanding any provision of state law to the contrary, any signatory to this Rider receiving property of the project in violation of this Rider shall immediately deliver such property to the project and failing to do so shall hold such property in trust.

     3. Notwithstanding any provision of state law to the contrary, all signatories to this Rider are liability for:

            a. Funds or property of the project coming into there hands which, by the provisions hereof, they are not entitled to retain; and

            b. Their own acts and deeds or acts and deeds of others which they have authorized in violation of the provisions hereof.

     4. Notwithstanding any provision of state law to the contrary, any member-manager, member with governance interests equaling or exceeding 10 percent, or member with financial interests equaling or exceeding 25 percent, who, on the date of the Release, Assumption and Modification Agreement to which this Rider is attached, include the following: EQR-PORTLAND CENTER, L.L.C., a Delaware limited liability company, ERP Operating Limited Partnership, an Illinois limited partnership, and EQUITY RESIDENTIAL PROPERTIES TRUST, a Maryland real estate investment trust, General Partner, shall be liable on a joint and several basis, in the amount of any loss, damage or cost (including but not limited to attorneys fees) resulting from fraud or intentional misrepresentation by the Mortgagor, the Mortgagors agents or employees, or a member of mortgagor in connection with obtaining the loan evidenced by the Note, or in complying with any of the mortgagors obligations under the loan documents.

     5. All signatories to this Rider will be considered agents of the New Owner for the purpose of establishing liability under the double damages provision at 12 U.S.C. '1715z-4a and the equity skimming penalty under 12 U.S.C. '1715z-19, unless HUD agrees in writing to the contrary.

     6. Each signatory to this Rider will be individually liable for payment of the entire amount of any civil money penalty imposed on the mortgagor pursuant to Section 537 of the National Housing Act, 12 U.S.C. '1735f-15.

     7. The New Order has designated David Neithercut, Executive Vice President and Chief Financial Officer of Equity Residential Properties Trust, the General Partner of ERP Operating Limited Partnership, which is the Managing Member of EQR-PORTLAND CENTER, L.L.C., a Delaware limited liability company, as its official representative for all matters concerning the project which require HUD consent or approval. The signature of this person will bind the New Owner in all such matters. The New Owner may from time to time appoint a new representative to perform this function, but within 3 business days of doing so, will provide HUD with written notification of the name, address, and telephone number of its new representative. When a member other than the member identified above has full or partial authority for management of the project, the New Owner will promptly provide HUD with the name of that member and the nature of that members management authority.

     8. Notwithstanding any provision of state law to the contrary, no signatory to this Rider shall have any right of subrogation or indemnification against the New Owner of the property for the project by reason of any payment made or liability incurred pursuant to this Rider or any statute to which this Rider refers.

                                   NEW OWNER:

                                    EQR-PORTLAND CENTER, L.L.C., a Delaware
                                    limited liability company

                                    By:   ERP Operating Limited Partnership,
                                          an Illinois limited partnership,
                                          Managing Member

                                          By:   EQUITY RESIDENTIAL PROPERTIES
                                                TRUST, a Maryland real estate
                                                investment trust, General
                                                Partner


                                                By:  /s/ David J. Neithercut
                                                     -----------------------
                                                Name:  David J. Neithercut
                                                Title:  Executive Vice President
                                                        and Chief Financial
                                                        Officer

                              Project Name:  PORTLAND CENTER APARTMENTS
                              Project FHA No.: 126-11025
                              Project Location:  Portland, Oregon

                           SELLER/PURCHASER AFFIDAVIT

      The undersigned hereby certify that all consideration moving to the Seller in connection with the sale of the subject project is set forth in the Real Estate Purchase Agreement dated May 11, 1998, as affected by exercise of First Refusal dated June 11, 1998, and Letter Agreement dated July 8, 1998. Additional consideration is moving from Buyer to Libra Portland Partners in connection with the Assignment between Buyer and Libra Portland Partners.

      This Affidavit may be signed in counterparts, but shall constitute one Affidavit.

      This Affidavit is dated as of December 1, 1998.


                              SELLER:

                           OREGON PORTLAND ASSOCIATES

                              By:   Paine Webber Growth Properties Two LP,
                                    its General Partner

                                    By:   Second PW Growth Properties, Inc.,
                                          its General Partner

                                          By:  /s/ Celia R. Deluga
                                               --------------------
                                          Name:  Celia R. Deluga
                                          Title:  Vice President

                              BUYER:

                              EQR-PORTLAND CENTER, L.L.C., a Delaware limited liability company

                              By:   ERP Operating Limited Partnership, an
                                    Illinois limited partnership, Managing
                                    Member

                                    By:   EQUITY RESIDENTIAL PROPERTIES
                                          TRUST, a Maryland real estate
                                          investment trust, General Partner


                                                By:  /s/ David J. Neithercut
                                                     -----------------------
                                                Name:  David J. Neithercut
                                                Title:  Executive Vice President
                                                        and Chief Financial
                                                         Officer

                        CONSENT BY GENERAL PARTNERS OF
                         OREGON PORTLAND ASSOCIATES,
                        AN OREGON GENERAL PARTNERSHIP


      PAINE WEBBER  GROWTH  PROPERTIES  TWO LP, a Delaware  limited  partnership
(GP2), and LIBRA PORTLAND PARTNERS, an Illinois limited partnership (Libra) (GP2 and Libra are referred to collectively as the Partners) HEREBY CERTIFY TO THE
FOLLOWING:

      1. THAT the Partners are the sole partners of OREGON PORTLAND ASSOCIATES, an Oregon general partnership (the Partnership).

      2. THAT GP2, as managing general partner, is authorized to sell, on behalf of the Partnership, that certain real property located in Portland, Oregon, more commonly known as Portland Center Apartments (the Property) at a purchase price of $48,500,000.00 (the Sale) to Libra or its nominee (the Buyer), and to enter into a loan assumption agreement with Buyer concerning the assumption by Buyer of a certain existing loan in the original principal amount of $23,021,300 (the
Loan) from American Capital Resources, Inc., as subsequently assigned to Reilly Mortgage Group, Inc. (the Lender), secured by a mortgage on the Property (the Assumption), on such terms or conditions as GP2 alone shall in its discretion determine to be appropriate.

      3. THAT the Partners authorize and consent to the execution and delivery by GP2, as managing general partner, of any and all deeds, bills of sale, assignments, assumption agreements; and any other instruments, agreements or certificate of any kind or nature whatsoever, and to take from time to time any other actions which GP2 shall in its discretion determine to be appropriate to effect the Sale and the Assumption upon such terms and conditions as GP2 shall in its discretion determine to be appropriate, and the execution and delivery of any document or instrument by GP2 shall constitute conclusive evidence that the terms and conditions contained in said document or instrument have been determined to be appropriate by the undersigned pursuant to this Consent.

      4. THAT any and all other actions heretofore taken by GP2 to execute and deliver any of the agreements authorized by the foregoing Consent, or to take any of the actions authorized by the foregoing Consent, are hereby approved, ratified and confirmed in all respects.

      IN WITNESS WHEREOF, the undersigned have set their hands and seals to be effective as of the 1st day of December, 1998.

                                    PAINEWEBBER GROWTH PROPERTIES TWO LP, a
                                    Delaware limited partnership, general
                                    partner


                                    By:   Second PW Growth Properties, Inc.,
                                          a Delaware corporation, general
                                          partner


                                          By:  /s/ Celia R. Deluga
                                               -------------------
                                               Celia R. Deluga, Vice President


                                    LIBRA PORTLAND PARTNERS, an Illinois
                                    limited partnership, general partner


                                    By:   Libra Portland Corporation, an
                                          llinois corporation


                                          By:   /s/ Eugene Golub
                                                -----------------
                                                Eugene Golub, President

                                CLOSING STATEMENT
                    PORTLAND CENTER APARTMENTS - PORTLAND, OR



SELLER:        OREGON PORTLAND ASSOCIATES, an Oregon general partnership

PURCHASER:     EQR-PORTLAND CENTER, L.L.C., a Delaware limited liability
               company

CLOSING (FUNDING) DATE  TUESDAY, DECEMBER 1, 1998

                                            Credit                   Credit
                                            Purchaser                Seller
                                            ---------                ------

PURCHASE PRICE                                                 $48,500,000.00

Additional purchase price
  contribution from LIBRA
  Portland Partners                                                   450,000
                                                               --------------
                                                                48,950,000.00

Total Brokers Commission               $  315,250.00

Title insurance and other closing
   costs                                   80,583.50

Net Working Capital                                              2,704,484.69

Trust Deed Assumed                     22,165,181.28

Interest for period November 1, 1998
   through December 1, 1998               131,605.76
County Taxes from December 1, 1998 to
   January 1, 1999                                                 313,654.79
Personal Property Tax from
   December 1, 1998 to July 1, 1999                                    138.25


PREPAID RENTS                              23,669.02

                                      --------------            --------------
   SUBTOTALS                           22,716,289.56             51,968,277.73

CASH AMOUNT DUE TO SELLER              29,251,988.17
                                      --------------            --------------


   TOTAL CREDITS                      $51,968,277.73            $51,968,277.73
                                      ==============            ==============